Exhibit 99.2

Q1 2004 Tweeter Home Entertainment Group Earnings Conference Call Transcript

FINAL TRANSCRIPT

CCBN StreetEvents Conference Call TranscriptTWTR — Q1 2004 Tweeter Home Entertainment Group Earnings Conference CallEvent Date/Time: Jan. 27. 2004 / 10:30AM ETEvent Duration: 1 hr 3 min

CORPORATE PARTICIPANTS
Joe McGuire
Tweeter Home Entertainment Group, Inc. — CFO and Senior VP
Jeff Stone
Tweeter Home Entertainment Group, Inc. — President, CEO and Director

CONFERENCE CALL PARTICIPANTS
Mary Ann Dolan (ph)
Analyst
Dan Wewer
CIBC/ World Markets Corp. — Analyst
Benjamin Michaelson
Analyst
Dennis Worth
Analyst
Bill Armstrong
C.L. King & Associates — Analyst
Kelly Chase
Thomas Weisel Partners, LLC — Analyst
Scott Ciccarelli
Harris, Nesbitt, Gerard — Analyst
Ralph John
Analyst
Brian Nagel
Analyst
David Kostow
Analyst
Darren Kennedy
Goldman Sachs — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Tweeter Home Entertainment Group conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session, and instructions will follow at that time. If anyone should require assistance during the conference, please press star, then 0 on your touch-tone telephone. As a reminder, this conference call is being recorded.

I would now like to turn the conference over to your host, Chief Financial Officer, Mr. Joe McGuire. Mr. McGuire, you may begin.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Good morning, everybody. Thanks for participating in Tweeter Home Entertainment Group’s fiscal 2004 first quarter earnings conference call. As introduced by the operator, my name is Joe McGuire and I’m the company’s chief financial officer. Also with us today is Jeff Stone, president and CEO, and Philo Pappas, the company’s chief merchandising officer.

I’d like to start with a brief statement about forward-looking statements, after which we will discuss the general business for the quarter and review the numbers. After these brief presentations, we’ll open it up to questions.

Certain statements contained in today’s press release and statements that may be made during this conference call including words such as expects, believes, plans, anticipates, and similar language constitute forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated. Participants are cautioned not to place undue reliance on these forward-looking statements and to refer to recent company filings on Form 10-K filed with the SEC for a more thorough discussion of risk factors associated with the company. Copies of today’s press release and all other releases and SEC filings are available at our investor relations website at twtr.com.

Now here’s Jeff to give you a business summary.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Morning, folks. As previously announced, for our first fiscal quarter ended December 31st, comparable retail store business was down 1%. Total revenue for the period, compared to last year, increased 2% to 255 million from 250 million the prior year. Net income for the quarter was 5.1 million, compared to net income of 5.2 million last year. Earnings per share was 21 cents, compared to earnings per share of 22 cents on a diluted basis last year.

Joe will go into more detail on operating and balance sheet numbers in a few moments, but I’d like to discuss some of the trends that we’re seeing at store level. No surprise to anyone in this conference call, television sales are driving our business as the mix grew to 47% of our revenue for the December quarter. We realized a high teens increase in the category. Flat panel television leads the change — leads the charge in growth with penetration growing to 19% of total revenue for the quarter, compared to 12% same period last year. This represents very high double-digit growth in dollars and triple-digit growth in units.

For the quarter, plasma sets represented 75% of the category’s dollars and 44% of the units sold with LCD coming in at 25% of the dollars and 56% of the units. A strong inventory position in DLT and LCD technology drove our projection TV business as this category grew strong double digits in both units and dollars with ASPs remaining stable to last year.

As you might expect, Tweeter’s tube TV business was down about 50% for the quarter in both units and dollars, with ASPs down a few percentage points. The high-end customer that we cater to has clearly made the choice to move to the newer technology as the picture quality, design, and lifestyle enhancements are just too enticing to pass up.

Our mobile electronics business continues its solid performance driven by multimedia, which grew in dollars by 40% and in units by over 150%, compared to same quarter last year. Activations for satellite radio, which is still a very hot category for us, grew over 60% for the quarter, compared to the same quarter last year.

Our home audio business continues to decline and we’re working on initiatives to drive this business for the consumer, as it is a key part of our home theater — of the home theater experience. Our home installation services business saw a solid double-digit growth during the quarter, and more importantly, installation crew efficiency improved by a substantial margin, which is a key driver of profitability in this part of the business.

At Tweeter, we measure efficiency by looking at the labor dollars generated by each truck in a month, and we continue to like the trends that we began seeing in this area in the late summer. The higher the labor per truck, the greater the overall contribution for this part of the business.

During the December quarter, we saw performance variances regionally — excuse me, and while we do not get specific in identifying which regions are the best or worst performers for competitive reasons, I will mention, not as an excuse but as a fact, that the early season snow storms in the northeast impacted profitability as New England and the Mid-Atlantic regions provide more profit per revenue dollars than any of our other markets.

Now I’ll give it back to Joe to review some of the other income statement and balance sheet numbers.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Thanks, Jeff. Let me start by saying that all of the comparisons that I will be discussing following are for the reclassification between selling expenses and cost of goods sold as a result of adopting EITF 02-16, and our published income statement shows EITF 02-16 in the current period, but there is not a corresponding entry in the prior period. So the comparisons I’ll be talking about are prior to that entry. That reclass was $10.3 million, and essentially takes $10.3 million and moves it between selling expenses and cost of sales.

At the end this, I’ll discuss our projections as well for the March 2004 quarter. Income from operations for if the December quarter decreased to 8.7 million from 9 million for the same period last year, and as a percentage of revenue, the operating income margin decreased to 3.4% from 3.6% in the same period last year. This is due to a 100-basis-point decline in gross margin offset by a 90% — 90-basis-point reduction in selling expenses.

Overall gross margin decreased to 33.9 from 34.9 for the same quarter last year. The decline in gross margin is attributable to the continuing change in mix that includes greater sale of video product and lower sale of audio products, as well as a degradation in some other specific categories.

The decrease in selling expenses as a percent of revenue is due to a 30-basis-point reduction in store-level compensation cost. This is again driven by the product mix shift to video as video categories pay a lower commission than the other categories. In addition, bank fees decreased by 30 basis points and gross advertising expense was about 20 basis points lower than last year.

Corporate general and administrative expenses, as a percent of revenue for the quarter, increased to 4.7% from 4.6% in the prior year. This increase was due to consulting fees, which added 30 basis points to this year’s total, offsetting this was a 20-basis-point reduction in compensation costs for the quarter.

Excluding the consulting fees, we would have leveraged corporate general and administrative expenses by about 20 basis points, and then if you refer back about 10 basis points on the selling expenses, so it would have leveraged both expense lines even on a negative comp quarter. And that’s something we’re pleased about.

We’ve seen some results of our supply chain initiatives, as inventory ended the quarter at 146 million compared to 162 million last year. And we continue to focus on supply chain as one of our key corporate goals for fiscal 2004. In January, our new vice president of supply chain started with the company and we look forward to his expertise to help us continue to achieve supply chain goals during the year.

For the current quarter, for the quarter ending March 2004, we are currently forecasting comparable store sales to be in the range of flat to positive 3, this will put revenue in the range of 184 to 188 million, and we expect EPS to be in the range of 0 to negative 5 cents. That is before a one-time non-cash charge of approximately 5.1 million for the value of the warrants that we issued to retail masters at our shareholder meeting on January 20th.

For those of you who don’t know, under current rules, what we do is we take those warrants, we run them through a black shoals valuation model, and come up with a valuation, and that will be — that is the $5.1 million non-cash charge I’m discussing.

And now I’ll turn it back to Jeff for some additional comments.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Thanks, Joe. As I mentioned in the press release this morning, the associates of this company are working tirelessly on initiatives that we believe will return the company to a level of performance that we are accustom to achieving. We believe that we reached our low point last April of 2003 and have seen small improvements in many areas ever since.

Philo is leading the merchant group along with our friends at Retail Masters to drive supply chain initiatives. So that in a few years we hope to have a competency level in this key operational area that will rival the best of the best. In the process, we believe that we will drive substantial costs and profits efficiencies. And Joe is working with several groups, both internally and externally, on continuing to drive costs out, improve systems and overall accountability within the organization.

In closing, it feels good to report fairly positive news after so many quarters of what we considered to be lackluster results. While we cannot state for certainty that we have reversed the past two year trends, our internal efforts, combined with a rejuvenated American economy, certainly have us feeling more positive about achieving our short and longer term goals.

For all the business talk and numbers aside, the only proper conclusion to the close of the month will be a strong Patriots victory in the Super Bowl. And with that, that does it for prepared remarks. We’d like to open up the conference for questions.

So, operator.

Operator

Thank you. If you have a question at this time, please press the 1 key on your touch-tone telephone. If your question has been answered or you wish to remove yourself from the cue, please press the pound key .

Our first question comes from Glen [Dowshang].

QUESTION AND ANSWER

Mary Ann Dolan Analyst

Hi. This is Mary Ann Dolan for Glen. How are you? Congratulations on your improved results. I, unfortunately, got dropped during part of the call. And I heard you say that you thought big screen TVs were the products of showing improvement? I just was wondering if you could just go over that part one more time. I’m terribly sorry to ask you to do that.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Sure. Let me flip back to my notes here. What we read was our overall television business was up 47%.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Well, grew to 47%.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

I’m sorry. Grew to 47% of our total revenue. Flat panel television, which is plasma and LCD, grew to 19% of the total, compared to 12% of revenue last year, and that we had double-digit — we had strong double-digit growth in both units and dollars in our projection television business.

Mary Ann Dolan Analyst

Great. And on the — I think you also do like audio systems, you know, sort of high-end stuff. Has there been any change in that category?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

No. No. That business continues — that business has been declining now for a couple of years, and that decline continues.

Mary Ann Dolan Analyst

Great. Thank you. I appreciate it.

Operator

Our next question comes from Dan Wewer.

Dan Wewer — CIBC/ World Markets Corp. — Analyst

Good morning, Jeff. I know that you’re doing things with reducing the, you know, type of credit promotions that you had run a year ago, you know, becoming more judicious in your advertising as well, and I was curious as to the — if you could measure like the elasticity of some of these less promotional offers on different product categories in your business.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. Hi, Dan. It’s Joe. We are always trying to refine the spend on the credit promotions and trying to figure out where that works and improving our ability to measure.

You know, there are obviously certain key categories and certain key price points where the finance promotions are more effective than others, and so, you know, what you’re seeing is you’ve seen us be probably more conservative about that this year than last year in terms of trying to carefully pick kind of where we shoot those dollars, because during the holiday season, a lot of the promotions run competitively were 24-month promotions, and those are expensive, you know, the north of 6% in terms of the discount of costs, and so it’s a fair amount of money to spend. So you really need to get lift beyond the particular item you’re promoting in order to make that pay. And so we were fairly careful and conservative, and we think, you know, I would say we had mixed success. You know, some of the ones we picked worked okay, and some of the ones we didn’t not so.

And so we’ll continue to do that, you know, as we learn which pieces are more effective relative to our business.

Dan Wewer — CIBC/ World Markets Corp. — Analyst

Okay. And also a question on the inventory reduction, which, you know, in total dollars is quite impressive, but maybe if you can, you know, look at the mix of the inventory and areas where you may have made the most significant reduction in inventories and others where you may be actually growing your inventory levels.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Well, we’ve really started to apply portfolio management to how we look at our inventory levels by category, and we saw significantly decline — significant declines across all categories except for video, which as Jeff mentioned trended quite well for the quarter, is where we actually invested our inventory. But overall it’s just better management, through portfolio management, of investing inventory dollars and what’s selling.

Dan Wewer — CIBC/ World Markets Corp. — Analyst

And by chance, do you know what the discontinued inventory numbers look like compared to a year ago?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

They’re dramatically better than they were a year — I don’t remember what they were a year ago, but they’re about 10% at the end of the quarter.

Dan Wewer — CIBC/ World Markets Corp. — Analyst

Okay. Great. Thanks a lot.

Operator

Our next question comes from Benjamin Michaelson.

Benjamin Michaelson Analyst

Yes. Hi. I have a couple of questions. Number one, what is — last conference call you said you weren’t happy with the box size of your stores, I guess. What do you think is the ideal box size for you guys going forward?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

First, this is Jeff. First of all, we never said that. We’re very happy with our box size at 10,000 square feet. That’s — and we’re actually happy that, you know, five years ago when we contemplated going to a larger box size, we didn’t go to a larger box size, because we just — to be a specialty retailer in this space tomorrow, you don’t need any more than 10,000 at the outside.

Benjamin Michaelson Analyst

Right. I think what — I’m sorry. I think what you said was you felt it might be a little too big, is 10,000 to 11,000 was a little too big.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Well, we think, you know, we think we’ll be able to have some stores that are 8,000 or 9,000 square feet in particular markets, but, you know, 8,000 to 10,000 is, you know, we’re happy with that size. We think that that size fits this model well for, you know, for the future.

Benjamin Michaelson Analyst

My second question is, what — one of the take-aways I got from the consumer electronics show in Vegas is that the flat-screen TVs, the TVs themselves, expensive TVs, are going to be coming down in price, especially come around next holiday season. I’m wondering if you saw that this holiday season, if the margins on those TVs weren’t as great as you thought they would be and what you might do to maybe offset some of that effect of the margin decrease next year.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

This holiday we saw some slight deterioration in flat-panel sales, mostly at the opening price points.

Benjamin Michaelson Analyst

Okay.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

However, a lot of our mix is done at the mid and high-end part of the market as well. And the other thing that we saw this holiday season was, there was a shortage, if you will, in opening price point plasma in the marketplace, which kind of leads to that whole margin deterioration, if you will, but again our customer is more focused at the mid to high end where we really didn’t see the margin pressure in that part of the category.

Benjamin Michaelson Analyst

Okay. I guess my final question is, are you seeing more — I know, you know, talk to Best Buy, Best Buy is like, well, sometimes we’re, you know, initiating on a new high-end television. Are you starting to see more Best Buy and Circuit City get into what used to be your niche and start selling more of a high-end, a mid to high-end product, and if so, what — how do you feel that will play out going forward?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

We’re not seeing anything different from Circuit City or Best Buy or any of the other competitors that we ever see in the introduction of new technologies, you know. We kind of lead with — you know, we pretty much lead with assortment and mix, and after a couple of years, other players come in, and, you know, they have entry-level price points up into the mid-part of the price points, and they’re definitely, you know — I mean, they’re definitely playing in that space, as they should be, because the category is growing.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

And we know that Best Buy is making conscious decisions to enter product categories far sooner than they used to. They used to routinely enter categories at a 10% household penetration, and they’re starting to enter categories now as they’ve achieved 2 and 3% penetration.

But that’s really part in partial of the explanation in terms of so many retailers entering this CE space that we’ve seen today because, you know, there’s lots of people who look at what we think is about to be, you know, America’s greatest product replacement cycle in terms of what’s happening with televisions, and it is attracting a lot of entrants. And it’s really a very similar phenomenon to what happened when the VCR and the CD player got introduced back in the, you know, in the late 70s when you saw lots of people enter the market space. You saw all of the department stores, you saw the ascendancy early on of the super regionals in terms of Highland and Fredder and Silo, all driven by that early part of the product cycle.

And so you’re starting to see a lot of that same stuff happen again, where you’re seeing large retailers who had previously not had CE as a focus coming in and playing particularly in the entry-level space, which is where Wal-Mart, Cosco, Target, Gateway, Dell all entering, and they’re all fighting for that entry-level dollar as the prices of those TVs come down. So it’s going to make for a pretty noisy space, and we believe, particularly for next holiday, a space very filled with hype. And in our expectation, relative to your early comment, is that for next holiday season that there will be, you know, somewhere between a 25 and 30% price drop in the overall category for flat-panel TV, you know, by the holiday season of 2004.

Benjamin Michaelson Analyst

Okay. Great. Thank you very much.

Operator

Our next question comes from Dennis Worth.

Dennis Worth Analyst

Hi, good morning. I just had a quick question here about the sale/lease-back. This might have been a couple of quarters ago, and I believe it was a longer process than an instantaneous thing. But you did a sale/lease-back of some of your real estate. I’m just wondering if we could address what the proceeds were and if that’s been helpful to the company over time.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Sure. If you open up the 10-K and look at the cash flow, you’ll see that we did $28 million worth of investment offset by a $12 million recovery or cash raised relative to the sale/lease-back.

Dennis Worth Analyst

Thank you.

Operator

Again, if you have a question, please press the 1 key on your touch-tone telephone. Our next question comes from Bill Armstrong.

Bill Armstrong — C.L. King & Associates — Analyst

Good morning. Couple questions. Sort of related to one of the earlier ones. You know, we’re seeing Circuit City and Best Buy, in particular, starting to raise their price points that they’re carrying. You know, we’re seeing big screen TVs in the high four-digit and even low five-digit price points. Given that and your comments earlier in the month about flat-panel TV gross margin pressures, I was wondering if you could just talk about the competitive landscape there and how it’s affecting your business.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Well, they are, as we’ve said before, entering price — or entering product categories sooner than they have in the past, and they’re carrying them, but I am not sure what their relative success of selling, you know, 5 and $6,000 televisions is. Our expectation is that it won’t be. Our experience with that category is that once you’re selling a premium television that there’s a fair amount of other basket of goods and services that get wrapped around that, particularly around the subject of installation. And we believe that our model better serves those needs, particularly for our customer.

You know, remember, on our demographic, we tend to attract a more affluent and better educated customer, and we believe that the basket of services that those people will look to have wrapped around that purchase will be different than what the big box retailers will be able to offer. I mean, I’m essentially sort of just defining our niche. And we believe that that will hold true.

Not that they won’t achieve some level of success with that, because, you know, as I said earlier, we believe that the hype around advanced television, that what we saw this Christmas was just nothing, that with all these people entering the space, that as the price points continue to come down, that the level of noise around the subject will really continue to grow and will be very loud for holiday next year. And it’s going to drive sales, and I think it’s going to drive sales for, you know, a lot of folks, not just us, because this year, you know, you had opening price points, and you’ve got panels that are priced below $3,000. But, you know, for the most part, those panels are products designed to achieve a price point, not products designed to really take advantage of or showcase the technology.

And so the TV that you want, even though you can buy a flat panel for under 3,000, you know, the customer is pretty smart, and the TV you want that really has features and benefits to take advantage of the new technology that’s available is still somewhat north of $6,000, and that’s still just too expensive for most of America to buy. So it’s that television that has to continue to come down in price.

And even at a 30% price reduction year-over-year for that level of feature and benefit, that’s still going to make that TV a little expensive for the large majority of the population. But, you know, you can see where it’s coming to.

Bill Armstrong — C.L. King & Associates — Analyst

But as that process continues and we see more and more of those products in the big box competitors, doesn’t that make it more difficult for you guys to differentiate yourselves.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

The reality is that every year there’s product, whether you want to call it product extension or, you know, there’ll be another model next year that’ll have more features to it that’ll drive up the price point for us, and it’s been like this with every single category that we’ve sold in the history of, you know, consumer electronics. There’s always another camcorder that’s, you know, $500 more or $300 more, a $1,000 more than the, you know, the one that’s in the mass merchants because it has features that our customer will pay for and is looking for, versus what a mass marketed, you know, retailer will sell to their customer base.

So, yes, some of what you say is true, but it’s really no change than any technology that’s coming to the marketplace for the last 25 years.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. And, Bill, honestly, part of our look at that is that we believe that the price will continue to decline, and we believe that some margin is going to come out of the box, and some margin is going to come out of the product. But what that does is, in fact, enhances, we think, really speaks to what we’re doing in terms of how we’re evolving our models, grow installation services and to continue to showcase new technology as it comes out.

It is the rare product these days that is just bought as a stand-alone product that doesn’t need to get attached, hooked up, integrated, or speak to over your network in some way some other product in your home, and we believe that that will continue to really play to strength, and will continue to, in fact, drive confusion. And, you know, again, Tweeter’s reason for existence is to help solve those confusing issues for our customers, and we think — you know, if you think about it right now, it used to be so easy to buy a TV, and, you know, now when you walk into a store, you have to learn about EDT V, SDTV, HDTV, DLT, LCD, I mean, we’ve got alphabet soup going like we haven’t had in a really long time.

So the process itself is far more technical and confusing than it has typically been, and the technology is compelling, and we think that that will continue to drive unit sales across the industry as the price comes down, but it’s also a place that we think plays to our strengths in terms of our ability to educate and provide a consultative sale. And again, that’s to our customer group, that won’t be to all customer groups.

Bill Armstrong — C.L. King & Associates — Analyst

Okay. Two other unrelated questions. Looks like your debt levels are up significantly verses last year, even though inventories are down. I was wondering if you could just run through that for us, and are accounts payable correspondingly lower, perhaps?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. Hang on while I put a balance sheet in front of me . I don’t have the December comp in front of me, Bill. You know, debt at the end of September was 48 million, debt at the end of December here was 47.9. And —.

Bill Armstrong — C.L. King & Associates — Analyst

—you’ve got a current portion that’s about 27.7 million. I guess that’s what jumped out at me.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yes. A lot of that 27 million is just simply outstanding checks. If you look in prior periods, we just reported that as amount due bank.

Bill Armstrong — C.L. King & Associates — Analyst

Okay.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

So a lot of that simply has to do with when the month ends and the check runs go.

Bill Armstrong — C.L. King & Associates — Analyst

Okay. Okay. And then the final question — All right. So you’re not — in other words, you’re not stretching out your payables or your debt?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

No. Not at all. You will find that inventory and debt have moved very much in lockstop and net payables are down.

Bill Armstrong — C.L. King & Associates — Analyst

Okay.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

I know in the press release we lumped that together and don’t report the detail. We should be filing the Q at either the end of this week or the beginning of next, and in that you’ll see the breakdown of payables, and you’ll see a net reduction in payables year-over-year when you look at the December comparables.

Bill Armstrong — C.L. King & Associates — Analyst

Okay. The final question. Just regarding organizational integration issues, that’s sort of been something you’ve been working on for a couple of years, you know, with the various acquisitions you’ve done. Could you talk about major issues that you’re going to be dealing with this year.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Well, I would tell you that for the most part, all of that is done, you know, and the list of items still remaining is pretty short. So, you know, we are very much focused on things like supply chain and sales development efficiencies moving forward as opposed to, you know, integration and, you know, process differences. We’ve created a list of that, I think we talked about it about two years ago, and we’ve really pretty much worked our way through the list.

Bill Armstrong — C.L. King & Associates — Analyst

Got it. Okay. Thanks.

Operator

Our next question comes from Kelly Chase.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Hi, gentlemen.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Hi, Kelly.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Hi, Kelly.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

I wanted to ask you a couple of questions. First with respect to the January comp performance that you highlighted in your release, can you give us any sort of clarity of whether that is coming from traffic or ticket value?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

It’s a little bit of both.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. So —

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Ticket is up just a teeny, teeny bit so far in January, so I would say the bulk of it’s really traffic, but there’s a little improvement in average ticket as well.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. Great. And then talking about that 3% comp, I wanted to understand your guidance at flat to up 3% for the quarter. I believe, and please correct me if I’m wrong, that January was your best performing month out of last year’s second quarter.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yes. January is the toughest comparable we have of the quarter; that’s correct.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

So why the what appears to be somewhat conservative comp guidance?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Just because.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Because we’re conservative guys.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. Great. Okay. But no necessarily promotions or anything along those lines that could, you know, that you have scheduled that are different from last year to be coming here in February or March?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

No, we are doing one thing that’s different. We ran a private sale in February last year that we will not be doing this year. But we will be running a clearance event in lieu of that and some other marketing. So there is a marketing change, because we felt that the private event that we did last year wasn’t successful. But outside of that, no real change and no change in terms of net spending or the level, just, you know, we’re allocating the spend a little bit differently

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Is that clearance event just, again, an effort to keep that fiscal inventory right around that 10% level?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

You got it. It’s just a natural, you know, it’s a natural place to continue to make sure that we’re managing that appropriately.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. Great. You highlighted in your comments, Joe, that you had seen not only a mix shift that negatively impact gross margin, but also a degradation in gross margins in some areas, but you didn’t tell us which ones. Can you maybe elaborate a little bit on that margin degradation?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yes. We saw below plan, we had margin degradation in flat panel, for the most part, a little bit in projection for the December quarter. Outside of that, most of our other categories in terms of the gross margin percentage hit right to plan.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. And would it be fair to say that the mix impact from television and, you know, that 100 basis points of gross margin that was mix and degradation, is going to be most of year in the first quarter given that that’s your highest — I mean your biggest television quarter?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

That’s a good question and one that is a subject of great debate here. We’ve seen the margin degradation that we experienced in December ease here in January, but it has not gone away. So I mean, it’s actually the right question to ask, because we think that there will be some of that to deal with in the coming year in terms of that we will be, you know, wrestling with that particular category, being a little bit below plan, it’s the sort of the degree to we’ll to have wait and see. And honestly, January will be a good indicator of that just because it’s our second largest video month. And we’ll see. So we’ve seen it get a little bit better in January, but is still running below kind of where we thought it would be, so we’re going to kind of have to wait and see.

But I mean, it’s the issue that we have to clearly wrestle with in terms of it’s our fastest growing category in terms of trying to make sure that we manage margin and even mix within the category. You know, within a category, you have a couple of choices in terms of even which scues and which vendors that you’re emphasizing or that you’re promoting relative to dealing with mix, even down to a specific category so that you’re trying to maximize margin within the category. And so that’s, you know, that’s an area that Philo and his team are spending an awful lot of time, you know, wrestling with.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. So other than just kind of managing your promotions, managing the mix in the category, are there any other levers that you feel you can kind of push to over the next couple of quarters stabilize that gross margin trend?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Well, one of the things that we’re also looking at is attachment and making the basket bigger, that’s becoming the key initiative. Of our sales driving efforts, something we’re working very close with the stores on. Again, to make the entire basket bigger, which usually ends to a — which usually ends up a better experience for the customer as well.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Uh-huh. And then that’s been an on going, you know, effort, I would say, on your part; is that correct?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

It’s been an ongoing effort, Kelly, but it’s been — there’s been, I would say, a heightened focus certainly in the December quarter and continuing through the January quarter.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Great. And then the only — the last thing is, is you had mentioned in your selling expense that — or it could have been actually in your corporate expense, that consulting fees again, you know, resulted in the increase. Can you talk about kind of where — what we should anticipate as far as payments out for consulting fees on a going forward basis this year?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. Take three million, divide it by 12, and that’s what we’re paying every month.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

You know, and that’s just an on top of, you know, historical numbers.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

And that is — should we — and we should assume that for the rest of the year?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yes.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. Great. Then you’ve got that 5.1 million on top of that basket.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Correct. That’s the valuation for the warrant, but again, that’s a non-cash charge.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Great. All right. Thank you.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yep.

Operator

Our next question comes from Scott Ciccarelli.

Scott Ciccarelli — Harris, Nesbitt, Gerard — Analyst

Hey, guys, Scott Ciccarelli. Two questions. The first is, can you guys point your — or put your finger on anything specifically that’s helped stabilize the sales trends within the stores? I mean, is it that the change in advertising, more than something else, do you think it’s because you’ve cycled through kind of the worst declines in certain categories, or what else might be impacting that? That’s number one.

Number two is, it seems like you guys are trying to really focus on being more solution centric rather than product centric, so I guess the question is, where are you in that process and what might be some of the things we might see over the next year or two without maybe giving away all the internal secrets?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Right.

Scott Ciccarelli — Harris, Nesbitt, Gerard — Analyst

Thanks.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

That’s the key. Your first question. Regarding store sales stabilizing, you know, obviously we are up against weaker comps, and we don’t want to minimize that because that’s just a reality. I will — I’ve got — we’ve got a couple of views on sales.

I think first of all, you know, for the first time since we’ve been a big company, of course, small companies don’t do this, but we’ve actually measured our in-stock in our best seller performance, and Philo and the merchant team, along, you know, with this whole portfolio and supply chain, it’s all about having the right stuff at the right time in the right markets to sell, and I would say that, you know, we’re nowhere near good at it yet, but we’re getting better, and, you know, that’s — I think it’s one of the things that drove our better than, you know, better than the average industry performance in the month of December is that we had some hard-to-get stuff because of, you know, good planning and on the merchants’ part. So that, I believe, is the primary thing that’s driving some change.

The other thing is, is that in all reality, and after several years of dealing with mergers in the last two years dealing with, you know, connecting all the dots and having, you know, having our one company, one way focus, with everybody focusing on a lot of different things, the organization is truly focused on running the business day-to-day, which means driving sales and profitability and not, you know, all the other stuff that focus this brand in one marketplace and — so to have the organizational brain trust, if you will, focused on driving the business, you know, it better drive some improved results.

On the solution centric versus product centric part of the question, yeah, absolutely. We are — the way that audio/video IT technologies are going and the way that the future, you know, the future holds for, I think, many of us that are in this retail sector, it is no longer about the black box, it’s everything about what the black box will do for you in your house. So where we used to spend tons of time with a customer explaining the difference between this receiver and that receiver and this speaker and that receiver, this TV and that TV, we’re really trying to figure up how the customer wants to — what the customer wants in their lifestyle in their home, and we’re selling to that, you know, to that desire. And, you know, we really don’t want to talk about what specifically we’re doing, because we’re actually, you know, working on a bunch of that stuff now.

We hope to be — you know, talk to the public marketplace in more detail in the spring, and we mentioned earlier that we plan on having a late winter/early spring, having an analyst day hear at the office to talk about a bunch of the things that we’re doing regarding our future strategy, and really don’t want to shed any light on that right now.

Scott Ciccarelli — Harris, Nesbitt, Gerard — Analyst

Okay. I understand that. But I did have one follow-up about your first answer. And I guess that has to do with the in-stock statement. You know, I can see how in-stock would certainly help the conversions in the store because you need the right product so the people will walk out with it, but can it really impact the traffic as well? Because it sounds like your traffic patterns have stabilized. And maybe, I would assume that sometimes you can advertise things, and people assume you have it, but even it’s not necessarily in stock. So can you help us understand that a little bit? Thanks.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Hi, Scott. It’s Joe. I mean, Jeff was very focused on sort of those internal steps we’re doing to drive that, but one of the things that we’re very cognizant here is sort of the external events and external factors that affect that. And clearly, the macro environment is stronger, the economy is improving, the stock market is recovering a lot of its losses.

Now, I haven’t met too many people who have said yet I’ve made it all back, but clearly, people have recovered a good hunk and are feeling a little bit better, and as they continue to feel better over time, we think that that will continue to improve, you know, our customers’ ability to come back into our stores and spend money because it clearly was a shock, our customers tend to be a little bit more of a conservative group, and so they are coming back slowly. It’s one of our great frustrations, you know, like the market’s really been performing, you know, a lot better for six months now, and, you know, we’re now starting to see — we’re now starting to see an improvement in traffic, so I think the macro environment, you know, as it continues to feel better and feel better over some more sustained period of time, is clearly having an impact on our business.

Scott Ciccarelli — Harris, Nesbitt, Gerard — Analyst

Okay. So macro coupled with some of those internal changes Jeff was discussing.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Right. I think it’s really a combination of both.

Scott Ciccarelli — Harris, Nesbitt, Gerard — Analyst

Okay. Thanks a lot, guys.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Sure.

Operator

Our next question comes from Benjamin Michaelson.

Benjamin Michaelson Analyst

Hi. Couple of follow-ups. First is, if the prices of TVs are going to come down next — next holiday, I’m thinking much longer term, obviously, but how are you guys going to offset that? Do you think that the sales increase that you’ll see will offset the deterioration in margin that you will see? In other words, so that the leveraging on the occupancy because of the sales will offset that?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

This is Jeff. Certainly we’re hoping, you know, with 250 million television sets to be replaced, actually, I think it’s down to 245, because I think the industrial has already sold 5 million digital or high definition ready TVs, so, yeah, at some point in time the sales absolutely spike spike and we should be a benefactor like everybody else will be to help offset some of that margin degradation.

I think, on another front, actually the same point I made earlier, you know, there will be another version of television, whether it’s OLED or something else that will be introduced to the marketplace, and it’ll drive price points up, it’ll come out at higher margins, and, you know, after that there will be something else, because that’s just what happens in a technology-based business, there’s always something new coming out, and just because LCD and plasma has arrived, doesn’t mean that that’s the, you know, DLT, doesn’t mean that that’s the end of the, you know, the TV mystery.

You know, the mad scientists at work in shops across the world are, you know, working on inventing new TV’s all the time, and, you know, that’s where the introducer, if you will, of those technologies to the American public through our storefront.

Benjamin Michaelson Analyst

What type of comp do you guys need to start to leverage — to get leverage? What type of comp is that?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Well, we put up a negative 1, and we leveraged expenses, so I would say I feel pretty comfortable that we’ve taken enough expenses out of the business that this year we could actually show leverage on a flat comp.

Benjamin Michaelson Analyst

Okay. I guess the final question I have is, well, I guess I have two parts. Number one, the big advantage that you guys obviously have is the service, I guess, if you were to say all TVs were comparable, which obviously they’re not, but obviously your big advantage you have is your service is much superior to everyone else. Do you feel that that message is something that you will continue to drive home, especially in the fourth quarter of this coming year?

And secondly, if you had to — if you had to assess the two biggest challenges you think you face going forward, what would they be?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Okay, on the service message, yes, absolutely. We will continue to tout that. I think in that service message, you have to talk about knowledge, because, you know, the Internet is a great resource for people, but what you get from a sales person in one of our stores, you can’t compare to the Internet, in terms of giving real knowledge, useful knowledge and information to the customer. Because you can read things, and then you’ve got to figure out how it all — what it really all means. So — but the service message in all the things we do, it will continue to be huge.

The two biggest challenges that we face going forward, you know, we’ve got — we have several, you know, goals, if you will, that we’ve got planned for this year, and I think that our biggest challenge, and this is broader than maybe you wanted, but our biggest challenge will be to execute the very items that we, you know, that are on our business plan for this year, which include supply chain, you know, which include sales attachment rates, which include further developing our in-home services menu of a services in growing that team, and neither of those are, you know, easy tasks, of course, and we’ve got —.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Or even a one-year task.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Right.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

So, you know, improve — continuing to improve our in-services basket is a multi-year project that has a unique set of constraints attached to it. You know, normally, as retailers, you think of your constraints as being real estate and capital. In the in-home service business, your constraint is really intellectual capital and your ability to grow people and to grow people who have a very unique skill set. And so, you know, the good news there is that Tweeter has some unique ammunition among retailers to be able to fire at that problem, and that, you know, Tweeter has probably some of the greatest adult education infrastructure among any retailer, you know, in America. And, you know, we’re able to take that expertise and be able to apply that to our problem in terms of being able to grow qualified people in these kind of new baskets of services that Philo was talking about.

And, you know, but it’s a change in the business, and it’s a little bit different sort of than the typical retail model. And so us continuing to grow that and continuing to leverage it accordingly within our stores is, you know, a challenge and that will be a multi-year challenge for us.

Benjamin Michaelson Analyst

You’re not opening any new stores this year, correct, or are you?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

A couple.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

A couple.

Benjamin Michaelson Analyst

A couple.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. But they’re from leases that we’ve had signed previously I think the net new — I think brand new stores are three, and we’re going to remodel or relocate three other ones.

Benjamin Michaelson Analyst

Okay. Great. Thanks, guys.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah.

Operator

Our next question comes from Ralph John.

Ralph John Analyst

Hi, guys. Thanks. We’re talking about new products driving the business, and particularly at the high end. LG is coming out with some large high-end flat-panel TVs later this year. Will you be carrying those products?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

We’ll be carrying — we’ll be carrying those products, whether they’re from LG or not is, you know, something that we haven’t decided, but larger, I think you’re referring to larger size plasma —

Ralph John Analyst

Yes.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

— units that will be in the marketplace. And, you know, we’ll certainly be represented in that category. Is that definitely aimed at our customer? The vendor structure who will go with is still yet to be determined.

Ralph John Analyst

Okay. And then one other thing. I think, Jeff, you alluded to this in your, you know, we’re going to talk about this in the spring comment. But at CES, there was the Microsoft wired home and they showed an HP media center PC that allows you to manage all the consumer electronics within the home. Televisions, a program guide, digital pictures, et cetera, and music downloads. So if you guys are going more and more into the install business and you’re offering integrated solutions, does this mean you’re going to have to get into the PC business for the first time?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

We won’t get into the PC business, per se. The Microsoft media center PC is obviously an interesting product, and, you know, Ralph, we should really just leave it at there until, you know, leave it there until we, you know, get together in the spring, because we don’t want to provide a piecemeal vision of our future to anybody. And we’re working on a repositioning strategy. It will be very well, you know, thought out and presented, and we’d rather do it at one, you know, at one time rather than, you know, giving bits and pieces to it.

Ralph John Analyst

Okay. Thanks.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

All right. You’re welcome.

Operator

Our next question comes from Gary Balter.

Brian Nagel Analyst

Hi, it’s Brian Nagel.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Hey, Brian.

Brian Nagel Analyst

I have a couple questions here. First off, this has somewhat been asked, but I wanted to ask you guys more pointedly. When you look at the sales acceleration from December to the first part of January, there’s obviously some — there’s several moving factors there, weather and comp comparisons are two of them, but how much of that really reflects a strengthening demand?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

That’s a good, you know — Brian, it’s Joe. You know, it’s a good question. Clearly a piece of it, because we’re seeing improved traffic as a result of that, so there’s no question that strengthening demand absolutely plays a role in it.

Brian Nagel Analyst

Next question, somewhat related to that. Do you see any evidence yet that this year’s Super Bowl is driving greater demand for some of these higher end televisions than in previous years?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

The Super Bowl, I don’t know if the American — and I’ll try not to make this too long, but I don’t know if the American public understands what a big driver from everything from Coke and potato chips to pizza and Chinese food sales and television sales. It’s always, you know, it always drives business, but, you know, if you take a look at our business regionally, and obviously New England with the Patriots and the — you’d expect business to be, you know, stronger in this market, but —.

Brian Nagel Analyst

We see a little bit of a lift.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

We’ve got other markets where there isn’t any Super Bowl teams, and they’re doing, you know, just as well.

So, you know, it is really a — you know, it’s a universal, you know, across the country thing, and I think how you speak to it and some people aggressively go after it, you know, buy a new TV for the big game. It’s certainly a reason for people to spend some money, and I think to the question that Joe just answered about the overall strength in the economy and, you know, with the stock market pushing two-year highs, or, you know, highs since before 9/11 and some of the feelings of the public and people have been holding on to their money for awhile, and so, yeah, maybe there is a good event, a good reason for them to splurge and spend 2 or 3 or 5,000 bucks, and hopefully we’re positioned to take as much of it as we can from those people who want to give up their money to buy a new TV.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

You know, Brian, I don’t think that’s different, really this year, than the prior years other than again, as Jeff said, the macro environment is better this year than it was last year, so that may play to that. And we’ve always thought that — you know, that’s not going — the Super Bowl is not going to take somebody who had no thoughts of buying a TV and then have them go out and buy a TV, but it will take somebody who was maybe kind of looking for a reason to buy one, or predisposed to buy one, maybe that pushes them over.

Brian Nagel Analyst

Gotcha. And the final question I have is with regard to audio. You know, we’ve had you guys and other retailers have talked about weakness now for a couple of years, and when you go out to the CES, you see most of the — it seems like most are focused on the video display. Is there anything you see down the pipe that could help spur better audio sales in the near term?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

It’s Jeff, Brian. You know, one of the things that’s gone on over the last five years is that there are millions of Americans that have bought an inexpensive HTIB system from, you know, 399 to 799, and so that just means there’s millions — literally millions of families that are watching TV, but they’re hearing TV something through other than that small mono speaker in the television set. What we’d like — what we’d hope that would happen, as the people, you know, have had that exposure, just like when they buy, you know, their first TV, and it’s a middle of the line one, and they step up to get the next best thing next time they purchase it, hopefully there’s a replacement purchase cycle where people step up to better home theater, better surround sound, and, you know, that remains to be seen, but there’s certainly, now that there are so many people that have been exposed to it, you know, it has — we think it has potential.

The other thing is that, you know, with thin-panel TV, our ability to hide speakers in the walls, you know, through in-wall speakers, lifestyle applications, that’s one of the things that we’re trying to be focused on, because we think that as you can provide that solution and not have these big box speakers for, you know, next to somebody’s flat-panel TV, that that is, from a lifestyle and design standpoint, it’s what a lot of customers seem to be looking for. If we can effectively move the needle through our marketing, our training and our store execution, that could provide a lift for us.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Brian, it’s Joe. The other place that we’re seeing — or the place that we’re seeing new technology being applied to audio is in distribution. Some of the new technology products that are coming out relative to audio are the ability to take and distribute audio through your house via your wireless network, and that actually has some exciting applications for us and actually our installers are very much in love with this technology because there’s pieces of that that can kind of keep them out of crawlspaces and attics, which is always a bonus to them, but it allows us to provide an application a little easier than we were able to in the past. And we think that that will, particularly on some of the more systems-oriented things, help to rejuvenate some additional audio attachment.

Brian Nagel Analyst

Thanks a lot.

Operator

Our next question comes from Bill Armstrong.

Bill Armstrong — C.L. King & Associates — Analyst

Just a follow-up. I was wondering if you could flesh out some of your gross margin and expense assumptions implicit in your second quarter guidance.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yes. I’m expecting gross margin to — you know, I don’t have my model right in front of me, Bill, but we are expecting — and if you want more specific, you’ll have to follow up, but I’m presuming, you know, you’re going to see kind of continued levels in terms of expenses. We do expect, you know, on a slightly positive comp to leverage expenses, and we are expecting margin degradation year-over-year to continue as well. At about the pace you’re looking at, maybe a little bit less for this quarter.

Bill Armstrong — C.L. King & Associates — Analyst

Okay. Thanks.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah.

Operator

Our next question comes from Kelly Chase.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Hi. I just wanted to follow up. We haven’t talked recently about Sound Advice and how that business is performing relative to the overall company. Can you talk a little bit about, you know, whether or not you guys are at — where you are from a promotional standpoint in those stores, what type of comps they’re doing, and give us an update on gross margins there?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

I don’t really want to talk about regional comps.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

In terms of marketing, we’re pretty much following the same marketing schedule at this point. There are occasional regional differences, but, you know, those get less and less with every passing quarter. Still some —

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Uh-huh.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

— where we’re a little bit different, and in terms of margin, Sound Advice margin, you know, as you know, has been running below the company average. That continues to be true and continues to be a place that we, you know, are continuing to, you know, like an ice chip in a wall, we’re just gonna, you know, keep banging away at it.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Okay. Great. And then one other question. The gross margin guidance that you just gave, I believe in the March quarter last year, you had some vendor rebates that didn’t come through that negatively impacted your gross margin. Are we going to see deterioration from those already lowered levels, or are you kind of just looking at the merchandise margin?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

The gross margin vague guidance I just gave that you’re trying to now make me be specific on?

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Uh-huh.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

I expect margin degradation on product, and I expect margin improvement relative to vendor program and back end. How’s that?

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Sounds good. Thank you.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

All right.

Kelly Chase — Thomas Weisel Partners, LLC — Analyst

Thank you.

Operator

Our next question comes from David Kostow.

David Kostow Analyst

Hi, good morning. I was just hoping you could let us know what percent of sales was home installation total sales.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

I know what it was for the fiscal year. I don’t actually have the number in front of me for the December quarter. For the fiscal year ended September, it was 3.6% of revenue, and that compared to 2.6% of revenue for the prior year.

David Kostow Analyst

Okay.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

And I don’t have the exact numbers in front of me, but the trend relative to growth, I would say, is continuing.

David Kostow Analyst

Okay. So I’ll get back to you on that offline.

Number two, can you provide an update on the Florida market?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

In terms of?

David Kostow Analyst

Well, just given all the changeability that’s been going on there for some time.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

The Florida market is doing fine.

David Kostow Analyst

Okay. Cool.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Florida market is doing fine.

David Kostow Analyst

Okay. That’s all I wanted. And then finally, just — you guys have talked about this avid customer, I think that’s what you call them, the top 3% of your customer base that, I think, has accounted historically for about a quarter of your total sales. Just curious, strategically, as you think about the business going forward and all the growth that’s planned for these TVs. Do you envision that growth being driven by an increase in that avid customer base or that avid customer accounting for a bigger and bigger percentage of your total sales?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

No, we’re — you know, it’s great that such a small group represents so much, it’s also risky. We’re clearly trying to attract more people into our stores than our future growth will come from our ability to, A, continue to sell everybody that walks into our stuff, a good basket of goods and service, and to bring more footsteps, you know, more footsteps through the threshold.

And I think that we do a pretty good job, once we get customers, that we sell them, I think we do an okay job of keeping them happy within the four walls of our company, but, you know, our issue is clearly been footsteps, bringing more traffic in, more customers in.

David Kostow Analyst

Is that avid customer still about 3% of the customer base and about a quarter of your total sales?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Yeah. A little less than a quarter percent of the sales, but it’s roughly that. 3 in 23, something like that.

David Kostow Analyst

And what would the demographic characteristics of these new customers you hope to attract into the store and shopping be?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

We’d love them to look just like the demographics of our avid customers.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Right. My guess is that you’ll see the income of new customers probably decline somewhat only in that the income base of our avid customers tends to be very high.

David Kostow Analyst

And I would imagine also at the lower ASPs you’re anticipating in this category will also help bring in potentially lower income customers.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Correct.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Well, lower compared to —

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

— let me be careful about that.

David Kostow Analyst

Lower compared to the avid.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. Lower compared to the avid, which still makes them, you know, very high income compared to the country.

David Kostow Analyst

And was there any material jump in the avid customer’s purchasing trends given this increase in the stock market that you’ve cited?

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Haven’t got that customer data back yet for the December quarter.

David Kostow Analyst

Okay. Thank you very much.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

You’re welcome. Thank you.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Okay, folks, I think — is there more questions?

Operator

There is one more question.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Okay. We’ll take one more.

Operator

Okay. It’s from Darren Kennedy.

Darren Kennedy — Goldman Sachs — Analyst

Hi there. Darren Kennedy, Goldman Sachs. I had one question about a comment you made about DLP and LCD projection. You noted that your sales were strong because you were in good supply. I was — I’ve been under the impression that supplies have been pretty constrained in the marketplace. Do you attribute this to your preparedness in buying early, and could you talk about how supply’s trendings as you look forward into ‘04.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Just improved forecasting with our vendors, getting far out with our vendors and giving them good visibility to what we need, 90, 120 days out, and just committing that inventory with the manufacturers. As we head into the spring season, we do not see shortages in those categories at this point.

Darren Kennedy — Goldman Sachs — Analyst

Would you consider yourself a preferred vendor? Because it seems like a challenged category to get in stock.

Jeff Stone — Tweeter Home Entertainment Group, Inc. — President, CEO and Director

Yeah. I think we are a preferred retailer. Again, though, I think it gets back to communicating with the vendor and in committing, again, up front to what you need.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

And Darren, you know, it did drive our category, but don’t take that to mean that we didn’t experience any shortages in DLP. You know, if we had gotten more, I think we probably could have sold more, but we did a better job, I think, than probably most of the industry in terms of forecasting where that was going to go.

Darren Kennedy — Goldman Sachs — Analyst

Okay. Great. And I guess just one follow-up. Is some of the pressure you said you’re seeing in margin on TV from some of your competitors getting aggressive with the promotions there?

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

We saw, you know, some of that, I believe, is self-inflicted. We saw discounting at our stores happening in price point, like mid-point price points within plasma that I think caught us somewhat by surprise, and as we continue to research and understand that and refine that, you know, we’re able to impact that to some degree in January. So some of that was self-inflicted, and some of that was — you know, as a result, I think of the category itself having more visibility during the holidays and, you know, aggressive behavior on the part of certainly at least a group of our customers around price.

Darren Kennedy — Goldman Sachs — Analyst

Okay. Thanks so much.

Joe McGuire — Tweeter Home Entertainment Group, Inc. — CFO and Senior VP

Yeah. Everybody thanks very much for participating in our conference call, and we’ll be talking with you again next quarter.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. The program has concluded. You may all disconnect. Thank you and have a good day.

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